TearLab Corporation Begins Trading on OTCQB

SAN DIEGO, November 9, 2017 -- TearLab Corporation (OTCQB:TEAR) (TSX: TLB) (“TearLab” or the “Company”), today announced that shares of its common stock will begin trading on the OTCQB Market, which is operated by OTC Markets Group Inc., effective with the open of business on November 9, 2017 under its current trading symbol “TEAR.”

As previously disclosed, the Company was unable to regain compliance with NASDAQ Listing Rule 5550(b) prior to November 6, 2017 and as a result the Company received written notification from the NASDAQ’s staff stating that the Company’s Common Stock is subject to delisting from the NASDAQ Capital Market. The Company understands that its common stock will be formally delisted from NASDAQ as of the start of trading on November 9, 2017 via NASDAQ’s filing of a Form 25 “Notification of Delisting” with the Securities Exchange Commission.

The transition to the OTCQB Market does not affect the Company’s business operations and does not change its public reporting requirements with the US Securities and Exchange Commission.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the OTCQB Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning the trading of our stock on the OTCQB and the impact of the de-listing from Nasdaq might have on the liquidity and price of our stock or our business operations. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017,and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 14, 2017. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

Lee Roth

Tel: 646-536-7012

lroth@theruthgroup.com